LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (this “Agreement”) dated as of February 2, 2009, is between Pipeline Data Inc., a Delaware corporation (the “Borrower”), and Pipeline Holdings, LLC, a Delaware limited liability company (the “Lender”).

The Borrower and the Lender hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Definitions. The terms hereinafter defined in this Article I shall have the respective meanings specified for all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“Advances” shall mean the money received from each request for funds on the Line of Credit Commitment by the Borrower.

“Agreement” means this Line of Credit Agreement as the same may from time to time be amended and supplemented.

“Acquired Assets” has that meaning as is set forth in Section 2.06.

“Borrower” means Pipeline Data Inc., a Delaware corporation.

“Collateral” means the assets owned by the Borrower which are pledged to the Borrower under this Agreement as described in Section 4.01.

“Debt” means any and all indebtedness of the Borrower.

“Event of Default” means any of the events described in Section 7.01.

“Indebtedness” means all obligations for the payment of money, including, without limitation, money borrowed and all capitalized lease rentals which in accordance with Generally Accepted Accounting Principles should be classified upon the Borrower’s balance sheet as liabilities, and in any event including, without limitation, liabilities secured by any mortgage, pledge, security interest or lien existing on property owned or acquired subject to such mortgage, pledge, security interest or lien, whether or not the liability secured thereby shall have been assumed.

“Interest Payment Date” means the first day of each calendar month.

“Lender” means Pipeline Holdings, LLC, a Delaware limited liability company.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

“Line of Credit Commitment” means Fifteen Million Dollars ($15,000,000).

“Person” means and includes any natural person, corporation, partnership, general partnership, limited liability company, joint venture, association, trust, bank, business trust or other organization, whether or not legal entities, and governments, agencies and political subdivisions thereof.

“Subsidiary” means a corporation or limited liability company in which the Borrower owns a majority of the outstanding shares, either voting or non-voting, or common or preferred stock, or otherwise has control of the entity.

“Warrants” has that meaning as is set forth in Section 3.01.

Section 1.02      Other Definitional Provisions. References to Sections shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending upon the reference.

ARTICLE II

ADVANCES

Section 2.01      Limitation on Advances. Subject to and upon the terms and conditions herein set forth, the aggregate Advances made by the Lender to the Borrower from time to time will not exceed the Line of Credit Commitment. The Borrower may not borrow, repay and reborrow under the Line of Credit Commitment.

Section 2.02	Making the Advances. Advances are subject to the following conditions:

(a)	Advances shall be solely for the purposes set forth in Section 2.06;

(b)	Each Advance shall be a minimum of One Million Dollars ($1,000,000);

(c)          The Borrower shall provide the Lender with a Notice of Intent to Draw in substantially the form attached hereto as Exhibit A at least forty-five (45) days prior to taking an Advance against the Line of Credit Commitment;

(d)         Each Advance shall be represented by a promissory note in a commercially reasonable form as requested by Lender;

(e)	Each Advance shall be secured as contemplated in Article IV;

(d)	Each Advance shall bear interest as set forth in Section 2.03; and

(e)	All Advances must be taken prior to January 31, 2012.

Section 2.03      Interest on Advances. Each Advance shall bear interest at the rate of twelve percent (12%) per annum. On each Interest Payment Date the Borrower shall pay interest on accrued on the principal amount of each Advance outstanding during the calendar month immediately preceding such Interest Payment Date.

Section 2.04      Repayment. All outstanding principal amounts and accrued, but unpaid interest, shall be due and payable in full on or before September 30, 2012.

Section 2.05      Prepayments. The Borrower may prepay any principal amount of any Advance in whole or in part at any time without penalty.

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Section 2.06      Use of Proceeds. The proceeds of Advances under this Agreement shall be used by the Borrower solely to fund the acquisition of businesses (the “Acquired Assets”) as identified by the Borrower and approved by the Lender; provided, however, that each such acquisition shall be made via a newly-formed Subsidiary of the Borrower formed solely for the purpose of such acquisition and which shall be a bankruptcy-remote special purpose entity.

ARTICLE III

WARRANTS

Section 3.01      Issuance of Warrants. Concurrent with each Advance, the Borrower shall issue warrants to the Lender for the issuance upon demand of one share of the Series B Convertible Preferred Stock of the Borrower for each $3.00 taken in such Advance (the “Demand Warrants”). The Demand Warrants shall have the same rights and obligations as the Shares purchased pursuant to that certain Stock Purchase Agreement dated as of the date hereof between the Borrower and the Lender (the “SPA”) and that certain Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Pipeline Data Inc. applicable to the Shares purchased pursuant to the SPA (the “Designation”). For purposes of dividends, liquidation preferences, voting rights and all other rights and obligations of the Series B Convertible Preferred Stock issuable upon exercise of the Demand Warrants, the Demand Warrants shall be deemed exercised upon issuance and shall be deemed to have the same Original Issue Price and Conversion Price as those Shares purchased pursuant to the SPA as adjusted pursuant to the Designation.

Section 3.02      Reduction in Warrants Upon Prepayment. In the event the Borrower prepays the principal amount of any Advance within nine (9) months of the date such Advance was made, then the Demand Warrants issued in connection with such Advance (or, if exercised or converted, the applicable Series B Preferred Stock or Common Stock issued in connection therewith) shall be automatically adjusted such that, for each $6.00 of principal prepayment, the Demand Warrants shall lose the right to convert into one share of the Series B Convertible Preferred Stock; provided, however, (i) that the Borrower may not use the proceeds of any Advance to prepay, in whole or in part, any other Advance, and (ii) the amount of any reduction in Demand Warrants attributable to a prepayment of principal shall not exceed fifty percent (50%) of the Warrants issued in connection with any such Advance that is prepaid.

ARTICLE IV

SECURITY

Section 4.01      Security Interest and Obligations Secured. The Borrower shall grant the Lender a security interest (the “Security Interest”) in all Acquired Assets and the equity interests in all Subsidiaries formed as contemplated in Section 2.06, and all proceeds and products of all the foregoing as may be defined and/or used in Article 9 of the Uniform Commercial Code as adopted and in effect in the State of New York at the date of this Agreement (hereinafter referred to as the “Collateral”), in order to secure the performance of any and all obligations or covenants of the Borrower arising under or created by this Agreement for the benefit of the Lender. The Borrower shall enter into a commercially reasonable form of security agreement in connection with each Advance to reflect the foregoing.

ARTICLE V

CONDITIONS OF LENDING

The obligations of the Lender to make Advances hereunder is subject to the satisfaction of the following conditions and any others separately imposed by the Lender:

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Section 5.01.     Conditions Precedent to All Advances. The Borrower acknowledges and agrees the obligation of the Lender to make an Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance, the following statements shall be true:

(a)          The representations and warranties contained in Section 6.01 are correct on and as of the date of such Advance; and

(b)         No event has occurred and is continuing, or would result from such Advance, which constitutes or would constitute an Event of Default or potential Event of Default.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01.     Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender, as follows:

(a)         The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing therein and is duly qualified to do business in all places where such qualification is necessary. The Borrower can legally and validly execute this Agreement and all related agreements and documents which constitute legal and binding obligations of the parties hereto, enforceable against them in accordance with their respective terms.

(b)        No event has occurred and is continuing which constitutes an Event of Default or potential Event of Default under this Agreement or any related agreement to which Borrower is a party. No such default will result from the execution, delivery, or performance of this Agreement or any other document executed and delivered to the Borrower in connection therewith.

(c)         The Borrower need not obtain the consent of, or provide notice to, any creditor for the execution, delivery, or performance of this Agreement or any other document executed in connection with this Agreement.

(d)        There are no actions, proceedings, or claims pending or threatened which might have a materially adverse effect upon the assets or financial condition or business of the Borrower or impair any of their abilities to perform their obligations under, or affect the validity or enforceability of this Agreement or any other document.

(e)         As of each Advance, the Collateral securing the Borrower’s obligations under this Agreement shall be free and clear of all liens, security interests and other encumbrances, and that the Borrower shall have good and marketable title to the Collateral except for those liens, security interests and other encumbrances are permitted by the Lender.

(f)         All information furnished by the Borrower to the Borrower in connection with this Agreement or any other document is and shall remain true and accurate in all material respects and does not and will not omit to state any material fact, and all financial information furnished by the Borrower shall fairly and accurately present, in all material respects, the financial condition of the Borrower.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.     Events of Default. If one or more of the following events (“Events of Default”) shall occur, the Borrower shall be entitled to the remedies set forth in Section 7.02:

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(a)         The Borrower shall default in any payment of principal or interest due hereunder or under any note when the same shall become due and payable (whether at a stated payment date, by acceleration or otherwise).

(b)        Any material adverse change shall occur in the business or financial condition of the Borrower or any Subsidiary which would cause the Lender to reasonably believe that the ability of the Borrower to make payments on the notes is/are or will be impaired.

(c)         The Borrower shall default in a material respect the observance or performance of any other covenant or provision of any note, this Agreement, or any other document or instrument executed and delivered to the Lender by the Borrower, and such default shall continue for a period of ten (10) days after the Borrower has knowledge thereof.

(d)        Any representation, warranty, or statement of the Borrower in this Agreement, any note, or any other document executed and delivered to the Lender by the Borrower shall prove to have been materially incorrect, incomplete, or misleading at the time it was made or repeated.

(e)         Any Indebtedness of the Borrower becomes due prior to its stated maturity or prior to its regularly scheduled date of payment.

(f)         The Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due or make a general assignment for the benefit of its creditors, or shall institute any proceeding in bankruptcy, receivership, reorganization, arrangement, insolvency, dissolution, or liquidation, or shall have instituted against it any such proceeding which is not dismissed within forty-five (45) days.

(g)        Any governmental authority or court shall take any action which materially adversely affects the Borrower’s condition or ability to conduct its business or to perform its obligations under this Agreement, any note, or any document executed in connection therewith, if such action is not stayed, set aside, modified, or rescinded within forty-five (45) days after the occurrence thereof.

Section 7.02.     Default Remedies. If any Event of Default shall occur, the Lender may, by notice to the Borrower, terminate this Agreement. In addition, at the option of the Lender, all amounts advanced hereunder shall become immediately due and payable, all without presentment, demand of payment, protest, or notice of any kind, all of which are expressly waived by the Borrower. Furthermore, if any event specified in Section 7.01(f) occurs, the obligations of the Lender hereunder shall automatically terminate, and all amounts payable hereunder by the Borrower which would otherwise be due after the occurrence of such event shall become immediately due and payable without notice to the Borrower. In the event that the Borrower’s obligations hereunder and under the notes are accelerated, the interest rate applicable to the principal then outstanding shall be the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted by law.

ARTICLE VIII

GENERAL

Section 8.01   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the

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exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 8.02      Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 8.03      Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 8.04      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 8.05      Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Lender, the Borrower, its Subsidiaries, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Borrower nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Borrower and the Lender.

Section 8.06      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile

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(provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Borrower:

Pipeline Data, Inc.

1515 Hancock Street

Suite 301

Quincy, MA 02169

Attention:	Chief Executive Officer

With a copy, which shall not constitute notice, to:

Sheila G. Corvino, Esq.

811 Dorset West Road

Dorset, VT 05251

Facsimile:	802-867-2468

If to the Lender

Pipeline Holdings, LLC

One North Clematis Street, Suite 300

West Palm Beach, Florida 33401

Attn: Daniel K. Nenadovic, President

Section 8.07      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender, including by merger or consolidation, such consent not to be unreasonably withheld.

Section 8.08      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 8.09      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.10      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.11      Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this

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Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation. All references herein to “dollars” or “$” shall mean the lawful money of the United States of America.

* * * * * *

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The parties have signed this Agreement effective as of the date first written above.

BORROWER:

PIPELINE DATA, INC.

By: /s/ MacAllister Smith

Name: MacAllister Smith

Title: Chief Executive Officer

Lender:

PIPELINE HOLDINGS, LLC,

a Delaware limited liability company

By its Manager:

COMVEST PIPELINE HOLDINGS, LLC,

a Delaware limited liability company

By:	COMVEST INVESTMENT PARTNERS III, L.P.,

its Sole Member

By:	ComVest Partners III, LLC,
its General Partner

By: /s/ Daniel Nenadovic
Name: Daniel Nenadovic

Title: Managing Director and Partner

Signature Page to Line of Credit Agreement

EXHIBIT A

NOTICE OF INTENT TO DRAW

Pipeline Holdings, LLC

Attn:

Re:	Advance Against Line of Credit.

Ladies and Gentlemen:

Pipeline Data, Inc., a Delaware corporation (the “Borrower”), hereby gives notice that it intends to take an Advance in the amount of $                                             against that certain Fifteen Million Dollar ($15,000,000) line of credit established pursuant to that certain Line of Credit Agreement dated January ___, 2009. Said Advance is for the acquisition of                                                              , which is anticipated to close on .

Very truly yours,

PIPELINE DATA, INC.

By:
Print Name:
Print Title:

{JA431095;5}